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                                                                   EXHIBIT 23.3

                  REPORT AND CONSENT OF INDEPENDENT AUDITORS

  We consent to the use in this Registration Statement of Kilroy Realty Corporation on Form S-11 of our reports on Kilroy Realty Corporation, dated October 25, 1996, Kilroy Group ("Predecessor Affiliates"), dated December 20, 1996, and the Acquisition Properties dated December 20, 1996, appearing in this Registration Statement, and to the references to us under the captions "Selected Combined Financial Data" and "Experts."

  Our audits of the financial statements referred to in our aforementioned report also included the combined financial statement schedule of Kilroy Group listed in Item 35. This combined financial statement schedule is the responsibility of the management of Kilroy Group. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP
Los Angeles, California

January 28, 1997